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                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

To the Trustees
Municipal Fund for Temporary Investment:


We consent to the use of our report dated January 8, 1999 incorporated by reference herein and to the references to our firm under the heading "Financial Highlights" in the MuniFund and MuniCash Prospectuses and under the heading "Financial Statements" in the Statement of Additional Information in the Registration Statement.

                                        /s/ KPMG LLP
                                        KPMG LLP

Philadelphia, PA
February 1, 1999